Exhibit 99.1
SPECIAL MEETING OF SHAREHOLDERS OF GREY WOLF, INC. December 9, 2008
Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided.
00030003000000000000 8 120908 PROPOSAL 1. APPROVAL OF MERGER AGREEMENT Proposal to approve the Agreement and Plan of Merger, dated as of August 24, 2008, by and among Grey Wolf, Inc., Precision Drilling Trust, Precision Drilling Corporation and Precision Lobos Corporation, pursuant to which, among other things, Grey Wolf, Inc. will be merged with and into Precision Lobos Corporation. PROPOSAL 2. ADJOURN SPECIAL MEETING To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving Proposal 1. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the Proposals. If any other business properly comes before the Special Meeting, the proxies will have discretionary authority to vote this proxy with respect thereto in accordance with their judgment. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF GREY WOLF, INC. December 9, 2008 MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible.
-OR TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
-OR INTERNET -Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
-OR IN PERSON -You may vote your shares in person by attending the Special Meeting. COMPANY NUMBER ACCOUNT NUMBER Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
00030003000000000000 8 120908 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Shareholder Date: FOR AGAINST ABSTAIN PROPOSAL 1. APPROVAL OF MERGER AGREEMENT Proposal to approve the Agreement and Plan of Merger, dated as of August 24, 2008, by and among Grey Wolf, Inc., Precision Drilling Trust, Precision Drilling Corporation and Precision Lobos Corporation, pursuant to which, among other things, Grey Wolf, Inc. will be merged with and into Precision Lobos Corporation. PROPOSAL 2. ADJOURN SPECIAL MEETING To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving Proposal 1. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the Proposals. If any other business properly comes before the Special Meeting, the proxies will have discretionary authority to vote this proxy with respect thereto in accordance with their judgment. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1 GREY WOLF, INC. Proxy for the Special Meeting of Shareholders to be held at the Marriott Houston Westchase, 2900 Briarpark Drive, Houston, TX 77042 at 9:00 a.m. on December 9, 2008 PROXY SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder of GREY WOLF, INC. (the “Company”), revoking all previous proxies, hereby appoints Thomas P. Richards and David W. Wehlmann, and each of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Special Meeting and any adjournment(s) or postponement(s) thereof. (Continued and to be signed on the reverse side) COMMENTS: 14475